As Filed with the Securities and Exchange Commission on August 2, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	95-4035997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 215-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nicole E. Clark
Vice President, Chief Compliance Officer and Corporate Secretary
5 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 215-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Andrew J. Pitts
Cravath, Swaine & Moore LLP
2 Manhattan West
375 9th Avenue
New York, New York 10001
(212) 474-1000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒ Accelerated filer  ☐
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)  ☐ Smaller reporting company  ☐
Emerging Growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Prospectus

Common Stock
This prospectus relates to the resale by the selling stockholder identified in this prospectus (the “selling stockholder”) of up to 29,560,619 shares of common stock, par value $0.20 per share (“common stock”), of Occidental Petroleum Corporation from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The common stock offered hereby by the selling stockholder may be sold from time to time, in public or private transactions, through one or more underwriters, broker-dealers or agents, or directly to purchasers. If the common stock is sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Plan of Distribution.”
We will not receive any proceeds from any sale of such common stock by the selling stockholder.
Occidental Petroleum Corporation common stock is traded on the New York Stock Exchange (“NYSE”) under the trading symbol “OXY.” On August 1, 2024, the last reported sale price of our common stock on the NYSE was $59.38 per share.
Investing in our common stock involves risk. See “Risk Factors” beginning on page 7 of this prospectus, as well as those contained in any accompanying prospectus supplement and the documents incorporated by reference herein or therein.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 2, 2024.

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ABOUT THIS PROSPECTUS
Unless otherwise stated or the context otherwise requires, the terms “Occidental,” the “Company,” “we,” “us,” and “our” refer to Occidental Petroleum Corporation and its subsidiaries. In the “Description of Capital Stock” section of this prospectus, however, references to “Occidental,” the “Company,” “we,” “us” and “our” refer only to Occidental Petroleum Corporation and not to any of its subsidiaries.
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, the selling stockholder may offer, sell or otherwise dispose of the shares of common stock described in this prospectus in one or more offerings in amounts to be determined at the time of any offering. This prospectus provides you with a general description of the shares of our common stock the selling stockholder may offer. Each time the selling stockholder uses this prospectus to offer or sell shares of our common stock, we may provide a prospectus supplement or a free-writing prospectus that describes the specific terms of the offering. The prospectus supplement and any free-writing prospectus may add to, update or change the information contained in this prospectus. Please carefully read this prospectus, any such prospectus supplement and any such free-writing prospectus, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
Occidental files annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s website that contains reports, proxy statements and other information regarding issuers, including Occidental, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this prospectus.
The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC prior to the date of this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents that we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in a subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain important information about us and our business.
We are incorporating by reference into this prospectus the following documents filed with the SEC, excluding any document or portion thereof deemed to be “furnished” but not “filed” for purposes of the Exchange Act:
•	Annual report on Form 10-K for the year ended December 31, 2023;
•	Quarterly report on Form 10-Q for the quarter ended March 31, 2024;
•	Current reports on Form 8-K filed on January 22, 2024, February 5, 2024, May 6, 2024, July 19, 2024 (two filings), July 26, 2024, August 1, 2024 (two filings) and August 2, 2024; and
•
The description of Occidental common stock contained in the registration statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 21, 1994 and Form 8-B/A, dated November 2, 1995, and including any amendment or report filed with the SEC for the purpose of updating this description).

We also incorporate by reference all documents we may subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus.
Information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K (including the current reports on Form 8-K listed above) that we file with the SEC, unless otherwise expressly specified in such report, is not incorporated by reference into this prospectus.
You can obtain any of the documents listed above from the SEC’s website at the address indicated above, or from Occidental by requesting them in writing or by telephone as follows:
Occidental Petroleum Corporation
Attention: Corporate Secretary
5 Greenway Plaza, Suite 110
Houston, Texas 77046
Telephone: (713) 215-7000
These documents are available from Occidental without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. You can also find information about Occidental at our internet website at www.oxy.com. Information contained on this website does not constitute part of this prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any applicable free-writing prospectus as having been authorized by us. Neither we nor the selling stockholder has authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus or any applicable prospectus supplement or any applicable free-writing prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information. The selling stockholder is offering to sell the common stock only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus and any applicable prospectus supplement or any applicable free-writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference.
Occidental has filed a registration statement with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that Occidental makes in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, Occidental refers you to the exhibit for a more complete description of the matter involved, and each statement that Occidental makes is qualified in its entirety by such reference.
In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about Occidental or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:
•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and may be subject to more recent developments.

FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any applicable free-writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.
This document contains certain forward-looking statements with respect to the financial condition, results of operations and business, plans, objectives and strategies of Occidental. These statements may be made directly in this prospectus or may be incorporated by reference to other documents or in any applicable prospectus supplement or in any applicable free-writing prospectus. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to:
•	general economic conditions, including slowdowns and recessions, domestically or internationally;
•	our indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations;
•	our ability to successfully monetize select assets and repay or refinance debt and the impact of changes in our credit ratings or future increases in interest rates;
•	assumptions about energy markets;
•	global and local commodity and commodity-futures pricing fluctuations and volatility;
•	supply and demand considerations for, and the prices of, our products and services;
•	actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries;
•	results from operations and competitive conditions;
•	future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings;
•	unexpected changes in costs;
•	inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation;
•	availability of capital resources, levels of capital expenditures and contractual obligations;
•	the regulatory approval environment, including our ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects;
•	our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures;
•
risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences;

•	uncertainties and liabilities associated with acquired and divested properties and businesses;
•	uncertainties about the estimated quantities of oil, natural gas liquids (“NGL”) and natural gas reserves;
•	lower-than-expected production from development projects or acquisitions;
•	our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve our competitiveness;

•	exploration, drilling and other operational risks;
•	disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations;
•	volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions;
•	government actions, war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events;
•
health, safety and environmental (“HSE”) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations, and litigation (including related to climate change or remedial actions or assessments);

•
legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes and deep-water and onshore drilling and permitting regulations;

•
our ability to recognize intended benefits from our business strategies and initiatives, such as our low-carbon ventures businesses or announced greenhouse gas emissions reduction targets or net-zero goals;

•	potential liability resulting from pending or future litigation, government investigations and other proceedings;
•
disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity;

•	the scope and duration of global or regional health pandemics or epidemics, and actions taken by government authorities and other third parties in connection therewith;
•	the creditworthiness and performance of our counterparties, including financial institutions, operating partners and other parties;
•	failure of risk management;
•	our ability to retain and hire key personnel;
•	supply, transportation and labor constraints;
•	reorganization or restructuring of our operations;
•	changes in state, federal or international tax rates;
•	actions by third parties that are beyond our control; and
•
other risk factors as detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, as well as any subsequent periodic or current reports filed with the SEC, including the risks and uncertainties set forth in, or incorporated by reference into, this prospectus in the section entitled “Risk Factors”. See also “Where You Can Find More Information”.

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document or in any document incorporated by reference could cause our plans, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. We do not assume any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

ABOUT OCCIDENTAL
Our Company
Our principal businesses consist of three reporting segments: oil and gas, chemical and midstream and marketing. The oil and gas segment explores for, develops and produces oil (which includes condensate), NGL and natural gas. The chemical segment primarily manufactures and markets basic chemicals and vinyls. The midstream and marketing segment purchases, markets, gathers, processes, transports and stores oil, NGL, natural gas, carbon dioxide and power. It also optimizes its transportation and storage capacity, and invests in entities that conduct similar activities, such as Western Midstream Partners, L.P.
The midstream and marketing segment also includes our low-carbon ventures businesses (“OLCV”). OLCV seeks to leverage our legacy of carbon management expertise to develop carbon capture, utilization and storage projects, including the commercialization of direct air capture technology, and invests in other low-carbon technologies intended to reduce greenhouse gas emissions from our operations and strategically partner with other industries to help reduce their emissions.
Our principal executive offices are located at 5 Greenway Plaza, Suite 110, Houston, Texas 77046; our telephone number is (713) 215-7000.
Recent Developments
CrownRock Acquisition
As previously disclosed, on August 1, 2024, we closed the acquisition (the “CrownRock Acquisition”) of 100% of the issued and outstanding partner interests of CrownRock, L.P. (“CrownRock”) and issued the shares of our common stock to which this prospectus relates to the selling stockholder. For certain unaudited pro forma condensed consolidated financial statements of Occidental giving effect to the acquisition and other related transactions, see our Current Report on Form 8-K, filed with the SEC on July 19, 2024 and incorporated by reference herein.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities you should carefully consider the risk factors relating to an investment in our securities described in this prospectus, any applicable prospectus supplement, any applicable free-writing prospectus and our Annual Report on Form 10-K for the year ended December 31, 2023 and in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to investing in our securities and that are incorporated herein by reference.

USE OF PROCEEDS
The selling stockholder will receive the proceeds from the sale of shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of common stock.
SELLING STOCKHOLDER
This prospectus relates to the possible resale by the selling stockholder of up to 29,560,619 shares of our common stock, all of which were issued by us as part of the purchase price in the CrownRock Acquisition. The selling stockholder is the direct recipient of the share consideration issued at closing of the CrownRock Acquisition.
In connection with the closing of the CrownRock Acquisition, we and the selling stockholder entered into a registration rights agreement, dated as of August 1, 2024 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the selling stockholder has certain demand registration rights as well as certain piggyback rights with respect to certain underwritten offerings conducted by the Company for its own account or other stockholders of the Company.
The table below sets forth information with respect to the beneficial ownership of our common stock by the selling stockholder as of August 2, 2024 as well as the number of shares of common stock that may be sold by the selling stockholder under this prospectus. Percentage ownership as set forth in the table below is based on 905,559,959 shares of our common stock issued and outstanding as of June 30, 2024.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or has the right to acquire such power within 60 days. We believe that the selling stockholder identified in the table below possesses sole voting and investment power over all of the shares of common stock shown as beneficially owned by it.
Because the selling stockholder may sell some, all or none of its securities, we cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholder upon completion of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement or any free-writing prospectus may add, update, substitute or change the information contained in this prospectus, including the identity of the selling stockholder and the number of shares registered on its behalf. For purposes of the table below, however, we have assumed that the selling stockholder will sell all of its shares of common stock covered by this prospectus.
The information in the table below with respect to the selling stockholder has been derived from information provided to us by or on behalf of the selling stockholder. Information concerning the selling stockholder may change from time to time.
	Beneficial Ownership Before Offering		Maximum Number of Shares of Common Stock Offered by this Prospectus
Selling Stockholder	Shares of Common Stock	% of Common Stock
CrownRock Holdings, L.P.(1)	29,560,619	3.26%	29,560,619
Total	29,560,619	3.26%	29,560,619
(1)
These shares are held directly by CrownRock Holdings, L.P. CrownRock Holdings, L.P.’s general partner is CrownRock Holdings GP, LLC. Jonathan Farber, J McLane, Timothy M. Dunn and Robert W. Floyd are the directors of CrownRock Holdings GP, LLC. The business address of CrownRock Holdings, L.P. is 18 Desta Dr., Midland, Texas 79705.

DESCRIPTION OF CAPITAL STOCK
General
The following summary describes the material provisions of our capital stock. The summary in this prospectus is not complete. We urge you to read the Restated Certificate of Incorporation of Occidental Petroleum Corporation, as amended (“Certificate of Incorporation”), and the Amended and Restated By-laws of Occidental Petroleum Corporation (“Bylaws”), which are incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part.
Our Certificate of Incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 1,500,000,000 shares of common stock, par value $0.20 per share. Our Certificate of Incorporation also authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to fix the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. As of June 30, 2024, our board of directors has authorized two series of preferred stock: the Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), of which 100,000 shares were authorized and 84,897 are outstanding as of such date, and the Series B Junior Participating Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), of which 200,000 shares were authorized and no shares are outstanding as of such date.
Common Stock
Dividend Rights
Subject to the dividend rights of the holders of any outstanding series of preferred stock, including the Series A Preferred Stock, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or otherwise, at the rate and on the date or dates as declared by our board of directors. Accruals of dividends will not bear interest. As a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities, and after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of preferred stock. Because we are a holding company, holders of common stock may not receive assets of our subsidiaries in the event of our liquidation until the claims of creditors of such subsidiaries are paid, except to the extent that we are a creditor of, and may have recognized claims against, such subsidiaries.
Voting Rights
Each holder of common stock entitled to vote will have one vote for each one share of common stock held on all matters to be voted upon by our stockholders, including elections of directors. Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, any question brought before any meeting of stockholders will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. Directors will be elected by a majority of the votes cast, unless the number of nominees exceeds the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the votes cast.
Conversion, Redemption and Preemptive Rights
Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and of Delaware Law
Our Certificate of Incorporation and our Bylaws and Delaware law contain certain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a stockholder might consider in its best interest, including those attempts that could result in a premium over the market price for the shares held by stockholders. Following is a description of certain of the anti-takeover effects of such provisions.

Special Meetings of Stockholders. Our Certificate of Incorporation and Bylaws currently provide that special meetings of our stockholders may be called by our board of directors or the Chairman of our board of directors. In addition, subject to certain procedural requirements contained in our Certificate of Incorporation and Bylaws, special meetings of stockholders may be called by the Secretary upon the written request of record holders of at least 15% of our outstanding common stock.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice to us thereof in writing within the time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.
Stockholder Action by Written Consent. Stockholders are permitted to take action without a meeting by written consent, subject to certain procedures specified in our Certificate of Incorporation and Bylaws.
Limitations on Stockholders’ Ability to Change the Number of Directors. The number of directors to serve on our board of directors is fixed by our Bylaws and, pursuant to our Bylaws, can only be changed by resolution of our directors or stockholders. In addition, our Certificate of Incorporation provides that any vacancy on our board of directors (including any vacancy resulting from an increase in the number of directors) may be filled by a majority of our board of directors then in office. These provisions limit the ability of a stockholder to appoint new directors to our board of directors and may have the effect of discouraging an attempt to obtain control of us by means of a proxy contest or otherwise.
Authorized but Unissued Capital Stock. Our Certificate of Incorporation authorizes our board of directors to issue one or more series of preferred stock and to determine, with respect to any such series of preferred stock, the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series of preferred stock. The Delaware General Corporation Law (the “DGCL”) does not require stockholder approval for any issuance of previously authorized shares of our capital stock. Such shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons who support current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. In addition, provisions that could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.
No Cumulative Voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not entitle holders of common stock to cumulative voting rights in the election of directors or otherwise. A cumulative voting provision could make it easier for minority stockholders to elect one or more directors to our board of directors.
General Corporation Law of the State of Delaware. We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes certain mergers, asset or stock sales and other transactions involving the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns (or within the previous three years did own) 15% or more of the corporation’s voting stock.
Section 203 could prohibit or delay a merger or other takeover attempt and, accordingly, may discourage attempts to acquire us.
Stock Exchange Listing
Our common stock is listed on the NYSE under the symbol “OXY.”
Transfer Agent and Registrar
EQ Shareowner Services acts as transfer agent and registrar for our common stock.
Series A Preferred Stock
Dividend Rights
Dividends on the Series A Preferred Stock accrue at a rate per annum of 8% but will be paid only when, as and if declared by our board of directors out of legally available funds. At any time when such dividends, compounded quarterly, have not been paid in full, the unpaid amounts will accrue dividends at a rate per annum of 9%. Following the payment in full of any accrued but unpaid dividends, the dividend rate will remain at 9% per annum.
Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of the Series A Preferred Stock will be entitled to receive full cumulative dividends for the current and all prior dividend periods.
Rights Upon Liquidation
The Series A Preferred Stock will be preferred over the common stock and other stock ranking junior to the Series A Preferred Stock as to assets, so that the holders of the Series A Preferred Stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to the Series A Preferred Stock, an amount equal to the sum of (i) $105,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the date of payment.
Redemption and Required Repurchases
Commencing on August 8, 2029, the Series A Preferred Stock will be redeemable at our option in whole or from time to time in part, at a redemption price of 105% of the face value to be redeemed plus any accrued and unpaid dividends (whether or not declared).
We are required to repurchase shares of the Series A Preferred Stock if we make specified excess distributions or otherwise return capital to holders of junior or parity stock, including the common stock, in excess of specified amounts at a redemption price of 110% of the face value to be redeemed plus any accrued and unpaid dividends (whether or not declared).
Voting Rights
The holders of the Series A Preferred Stock have no voting rights, except as required by law and as described in the next sentence. Without the affirmative vote of a majority of the shares of the Series A Preferred Stock then outstanding, we may not (1) authorize, create, increase the authorized amount of, or issue any shares of any class or series of stock ranking senior to the Series A Preferred Stock, (2) increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, (3) alter or change the rights, preferences, privileges or powers of the Series A Preferred Stock or (4) subject to certain exceptions, consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or a merger or consolidation of Occidental with another corporation or other entity.

The summary of the Series A Preferred Stock in this prospectus is not complete. We urge you to read our Certificate of Incorporation, Bylaws and the certificate of designations establishing the Series A Preferred Stock, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference herein.
Series B Preferred Stock
On March 12, 2020, our board of directors established the Series B Preferred Stock as a separate series of preferred stock. As of June 30, 2024, 200,000 shares of Series B Preferred Stock are authorized, and no shares of Series B Preferred Stock are outstanding.
The summary of the Series B Preferred Stock in this prospectus is not complete. We urge you to read our Certificate of Incorporation, Bylaws and the certificate of designations establishing the Series B Preferred Stock, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference herein.

PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale, from time to time, by the selling stockholder of shares of our common stock. We are registering the resale of these shares of our common stock, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all. As used in this section, the term “selling stockholder” includes pledgees, donees, assignees, distributees, transferees or other successors-in-interest selling such shares of our common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other non-sale related transfer.
The selling stockholder may, from time to time, offer the shares of our common stock at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and by a variety of methods, including the following methods:
•	one or more transactions (which may involve underwritten offerings on a firm commitment or best-efforts basis, cross sales or block transactions) on the NYSE or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	secondary distributions pursuant to and in accordance with the rules of the NYSE;
•	through one or more electronic trading platforms or services;
•	over-the-counter market, in negotiated transactions;
•	direct sales to one or more purchasers, including affiliates;
•	privately negotiated transactions;
•	short sales;
•	distributions to members, general partners and limited partners;
•	through the writing of options or other hedging transactions on the shares (whether such options are listed on an options exchange or otherwise);
•	a combination of such methods of sale; or
•	any other method permitted by applicable law.
The selling stockholder may effect such transactions by selling the shares of our common stock offered in this prospectus to or through underwriters, broker-dealers or other agents, including electronic trading platforms or similar services, and such underwriters, broker-dealers or agents may receive compensation in the form of underwriting discounts, commissions or fees from the selling stockholder or the purchasers of shares for whom they may act as agent. The selling stockholder and any underwriters, broker-dealers or agents that participate in the distribution of the shares of common stock offered in this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling stockholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
In the event of a “distribution” of the shares of our common stock offered in this prospectus, the selling stockholder, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his, her or its participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of common stock in connection with a potential offering.
In connection with the sale of its shares of common stock or interests therein, the selling stockholder may enter into derivative transactions with underwriters, broker-dealers or other financial institutions or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivative transactions, the broker-dealers or other financial institutions or third parties may sell securities covered by this prospectus, including in short sale transactions.

If so, the broker-dealer or other financial institution or third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling stockholder in settlement of those derivative transactions to close out any related open borrowings of shares. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
At a time a particular offering of shares of our common stock is made, a prospectus supplement or free-writing prospectus may be distributed that will set forth the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the name or names of any underwriters, dealers, brokers or agents, any applicable commissions or discounts with respect to the particular offer and any other required information.
In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
VALIDITY OF SECURITIES
Cravath, Swaine & Moore LLP, New York, New York, has issued an opinion in respect of the validity of the shares of common stock offered hereby.
EXPERTS
The consolidated financial statements of Occidental Petroleum Corporation and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of CrownRock, L.P. and its subsidiaries as of and for the year ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
Certain information with respect to the oil and gas reserves associated with Occidental’s oil and gas properties is confirmed in the process review letter of Ryder Scott Company, L.P., independent petroleum engineering consultants, and has been incorporated by reference into this document, upon the authority of said firm as experts with respect to the matters covered by such process review letter and in giving such process review letter.
Certain information with respect to the oil and gas reserves associated with CrownRock’s oil and gas properties is confirmed in the report of Cawley, Gillespie & Associates, Inc., independent petroleum engineering consultants, with respect to estimates of reserves and future net revenues of CrownRock as of December 31, 2023, and has been incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses payable by us in connection with the sale of the securities being registered hereby.
SEC registration fee	$261,221.63
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	$ *
*	Estimated expenses not currently known.
Item 15.	Indemnification of Directors and Officers.
Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability and in view of all of the circumstances of the case.
Occidental has adopted provisions in its Bylaws, as amended, which provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by Occidental or in its right, by reason of the fact that such person is or was Occidental’s director, officer, employee or agent, or, while such person is or was a director, officer, employee or agent of Occidental, is or was serving at Occidental’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Occidental’s Bylaws, as amended, further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

Occidental’s Certificate of Incorporation, as amended, provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to Occidental or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to Occidental or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;
•	under Section 174 of the DGCL; or
•	for any transaction from which a director derived an improper benefit.
Occidental maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.
Occidental also entered into indemnification agreements with each of its directors and certain of its executive officers and anticipates that it will enter into similar agreements with future directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that Occidental will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.
Item 16.	Exhibits.
The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3.
Exhibit No.	Description
1.1*	—	Form of Underwriting Agreement.
4.1	—
Restated Certificate of Incorporation of Occidental Petroleum Corporation, dated November 12, 1999, and Certificates of Amendment thereto dated May 5, 2006, May 1, 2009, May 2, 2014 and June 3, 2020 (filed as Exhibit 4.1 to the Registration Statement on Form S-8 of Occidental Petroleum Corporation dated June 17, 2020, File No. 333-239236, and incorporated by reference herein).

4.2	—
Amended and Restated By-laws of Occidental Petroleum Corporation, as of March 25, 2020 (filed as Exhibit 3.1 to the Current Report on Form 8-K of Occidental Petroleum Corporation dated March 25, 2020, File No. 1-9210, and incorporated by reference herein).

4.3	—
Certificate of Designations with respect to the Cumulative Perpetual Preferred Stock, Series A, of Occidental Petroleum Corporation (filed as Exhibit 3.1 to the Current Report on Form 8-K of Occidental Petroleum Corporation filed on August 8, 2019, File No. 1-9210, and incorporated by reference herein).

4.4	—
Certificate of Designations with respect to the Junior Participating Preferred Stock, Series B, of Occidental Petroleum Corporation (filed as Exhibit 3.1 to the Current Report on Form 8-K of Occidental Petroleum Corporation filed on March 13, 2020, File No. 1-9210, and incorporated by reference herein).

4.5	—
Registration Rights Agreement, dated as of August 1, 2024, by and among Occidental Petroleum Corporation, CrownRock Holdings, L.P. and CrownRock GP, LLC (filed as Exhibit 10.1 to the Current Report on Form 8-K of Occidental Petroleum Corporation dated August 1, 2024, File No. 1-9210, and incorporated by reference herein).

5.1	—	Opinion of Cravath, Swaine & Moore LLP as to the validity of the common stock being registered.
23.1	—	Consent of KPMG LLP, independent registered public accounting firm of Occidental Petroleum Corporation.

Exhibit No.	Description
23.2	—	Consent of Ryder Scott Company, L.P., independent petroleum engineers to Occidental Petroleum Corporation.
23.3	—	Consent of BDO USA, P.C., independent auditors of CrownRock, L.P. and its subsidiaries.
23.4	—	Consent of Cawley, Gillespie & Associates, Inc., the independent petroleum engineers to CrownRock.
23.5	—	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on the signature page hereto).
107.1	—	Filing Fee Table.
*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, Occidental certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas on August 2, 2024.
OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Vicki Hollub
	Name:	Vicki Hollub
	Title:	President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Sylvia Kerrigan and Nicole E. Clark, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) and supplements to this Registration Statement and any additional registration statement filed pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorneys-in-fact or agents shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 2, 2024.
Principal Executive Officer (and Director)	Directors
/s/ Vicky A. Bailey
/s/ Vicki Hollub	Vicky A. Bailey
Vicki Hollub	/s/ Andrew F. Gould
President and Chief Executive Officer	Andrew F. Gould
/s/ Carlos M. Gutierrez
Principal Financial Officer	Carlos M. Gutierrez
/s/ Sunil Mathew	/s/ William R. Klesse
Sunil Mathew	William R. Klesse
Senior Vice President and Chief Financial Officer	/s/ Jack B. Moore
Jack B. Moore
Principal Accounting Officer	/s/ Claire O‘Neill
/s/ Christopher O. Champion	Claire O‘Neill
Christopher O. Champion	/s/ Avedick B. Poladian
Vice President, Chief Accounting Officer and Controller	Avedick B. Poladian
/s/ Kenneth B. Robinson
Kenneth B. Robinson
/s/ Robert M. Shearer
Robert M. Shearer